Adopted by CINergy Corp.
             Board of Directors on January 25, 1995


                   AMENDMENT TO CINERGY CORP.
            EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                   (Effective January 1, 1995)


        The CINergy Corp. Employee Stock Purchase and Savings Plan, as adopted on October 18, 1994, is hereby amended, effective as of January 1, 1995, with respect to the modification of Article 6 and Section 9.7.

        (1) Explanation of Amendment

            Article 6 is amended by excluding from eligibility to participate in an offering under the Plan any employee who receives a grant of an option or stock appreciation right under the CINergy Corp. Stock Option Plan or any successor plan. Article 9.7 is amended to provide that the payroll deductions terminate for any participant who, during an offering period, receives a grant of an option or stock appreciation right under the CINergy Corp. Stock Option Plan or any successor plan.

        (2) Article 6 As Amended

            Article 6, as hereby amended, reads as follows:

                           "ARTICLE 6
                           ELIGIBILITY

         All Employees of an Employer shall be eligible to participate in an offering under the Plan except (a) any Employee who normally works less than 20 hours a week; (b) any Employee who normally works less than five months a year; (c) any Employee who, on the first date of the Offering Period with respect to an offering, has not been employed by his Employer for at least nine months immediately prior thereto; (d) any full officer of CINergy, CINergy Services, PSI, CG&E, or any other participating Employer who is a highly compensated employee within the meaning of Code Subsection 414(q); and
(e) any Employee who receives a grant of an option or a stock appreciation right under the CINergy Stock Option Plan, any successor plan, or any other stock option plan sponsored by CINergy. Service with CG&E prior to the Effective Time of the Mergers shall be applied in determining eligibility; provided, however, that notwithstanding the preceding provisions of this
Article 6, unless otherwise determined by CINergy, no person who was employed by CG&E or any of its subsidiaries immediately prior to the Effective Time of the Mergers shall be eligible to participate in the Plan prior to the end of the 90-day period immediately following the Effective Time of the Mergers. As of the commencement of his participation in the Plan, an Employee who was employed by CG&E or any of its subsidiaries as of the Effective Time of the Mergers shall be eligible to participate in the remaining period of any offering under the Plan in effect as of the Effective Time of the Mergers."

         (3)  Section 9.7 As Amended

              Section 9.7, as hereby amended, reads as follows:

"9.7  Termination by Employee of his Participation

              An Employee who participates in an offering under the Plan may at any time on or before the Purchase Date for the offering terminate his participation in its entirety by written notice of termination on a form prescribed by the Committee and delivered to his Employer. As soon as practicable after the end of the calendar month in which the termination occurs, all funds, including interest, if any, then on deposit in his Purchase Savings Account shall be paid to the Employee and his Purchase Savings Account shall be closed. If during an Offering Period an Employee (i) who receives a grant of an option or a stock appreciation right under the CINergy Stock Option Plan, any successor plan, or any other stock option plan sponsored by CINergy, or (ii) who is a highly compensated employee within the meaning of Code Subsection 414(q) becomes a full officer of CINergy, CINergy Services,

PSI or CG&E, the Employee's payroll deductions will cease, but the Employee will be allowed to otherwise continue to participate in the Plan."

         This Amendment is executed and approved by the duly authorized officers of CINergy Corp., effective as of January 1, 1995.

                           CINERGY CORP.



                         BY:          James E. Rogers
                         (JAMES E. ROGERS)
                   Vice Chairman, President, and
                     Chief Operating Officer

APPROVED:



      Cheryl M. Foley
(Cheryl M. Foley)
Vice President, General
Counsel and Corporate
Secretary